UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

15090 Avenue of Science, San Diego, CA 92128

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Credit Agreements

As previously disclosed, on March 30, 2007, Accredited Home Lenders, Inc. (“AHL”) and Accredited Mortgage Loan REIT Trust (“REIT”), an indirect subsidiary of Accredited Home Lenders Holding Co. (the “Company”), entered into a Master Repurchase Agreement (as amended, the “Wachovia Master Repurchase Agreement”) with Wachovia Bank, N.A. (“Wachovia”), and Amendment No. 10 to an Amended and Restated Master Repurchase Agreement (as amended, the “CSFB Master Repurchase Agreement” and, together with the Wachovia Master Repurchase Agreement, the “Master Repurchase Agreements”) with Credit Suisse First Boston (“CSFB”), and the Company guaranteed AHL’s and REIT’s obligations under the Master Repurchase Agreements pursuant to guarantee agreements. The Master Repurchase Agreements set forth the terms for repurchase facilities under which AHL and REIT may sell and Wachovia or CSFB, as applicable, must purchase certain mortgage loans.

On September 4 and 5, 2007, AHL and REIT entered into Amendment 2007-4 to the Wachovia Master Repurchase Agreement (the “Wachovia Amendment”) and Amendment No. 12 to the CSFB Master Repurchase Agreement (the “CSFB Amendment” and, together with the Wachovia Amendment, the “Amendments”), respectively, effective for periods on or after July 31, 2007. Pursuant to the Amendments, the parties have modified the definition of “Adjusted Tangible Net Worth” to include the Company’s pool trust preferred securities in the calculation of Adjusted Tangible Net Worth. In addition, the CSFB Amendment contains an additional sublimit for performing aged warehouse loans.

On September 29, 2006, AHL entered into a 9/06 Senior Secured Credit Agreement (as amended, the “JPMorgan Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) and the Company guaranteed AHL’s obligations under the JPMorgan Credit Agreement pursuant to a Guaranty. The JPMorgan Credit Agreement set forth the terms for a credit facility under which AHL may finance its servicing rights and servicing advances.

2

On August 30, 2007, AHL and the Company entered into an 8/07 Amendment to the JPMorgan Credit Agreement (the “JPMorgan Amendment”), effective for periods on or after July 31, 2007. Pursuant to the JPMorgan Amendment, the parties have modified the definition of “Adjusted Tangible Net Worth” to include the Company’s pool trust preferred securities in the calculation of Adjusted Tangible Net Worth. In addition, the JPMorgan Amendment clarified additional terms and conditions contained in the JPMorgan Credit Agreement.

*****

In addition to the amendments described above, the Company would anticipate seeking additional amendments or waivers in the future, but there can be no assurance that the Company will be successful in receiving any of the amendments or waivers when requested.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: September 6, 2007
	By:	/s/ David E. Hertzel
David E. Hertzel
General Counsel

4